SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2000

PILLOWTEX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS (State of Incorporation)	1-11756 (Commission File Number)	75-2147728 (IRS Employer Identification No.)

4111 Mint Way, Dallas, Texas             75237
(Address of Principal Executive Offices)      (Zip Code)

             Registrant's telephone number, including area code:     (214) 333-3225

ITEM 5.    Other Events.

          On December 6, 2000, the United States Bankruptcy Court for the District of Delaware entered its final order approving a $150 million debtor-in-possession financing facility being provided to Pillowtex Corporation ("Pillowtex") by a group of lenders led by Bank of America. A copy of the press release issued by Pillowtex on December 7, 2000, announcing such approval is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)       Exhibits:

Exhibit Number	Exhibit
99.1	Press release, dated December 7, 2000, issued by Pillowtex Corporation

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILLOWTEX CORPORATION

By: John F. Sterling Vice President and General Counsel

Dated: December 12, 2000

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press release, dated December 7, 2000, issued by Pillowtex Corporation.